Exhibit 2.1
EXECUTION COPY
SHARE EXCHANGE AGREEMENT
By and Among
WASATCH FOOD SERVICES, INC.,
JOLLY PROMISE LIMITED
and
WELLDONE PACIFIC LIMITED
Dated as of December 28, 2009

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PAGE
ARTICLE IV SPECIAL COVENANTS	10
Section 4.01 Access to Properties and Records	10
Section 4.02 Delivery of Books and Records	11
Section 4.03 Third Party Consents and Certificates	11
Section 4.04 Cancellation of Shares Held By Principal Stockholders	11
Section 4.05 Designation of Directors and Officers	11
Section 4.06 Indemnification	11
Section 4.07 The Acquisition of Wasatch Common Stock	12
Section 4.08 Post-Closing Filings	14

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF WASATCH	15
Section 5.01 Accuracy of Representations and Performance of Covenants	15
Section 5.02 Officer’s Certificate	15
Section 5.03 Good Standing	15
Section 5.04 Approval by Stockholder	15
Section 5.05 No Governmental Prohibition	16
Section 5.06 Consents	16
Section 5.07 Other Items	16

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF JOLLY AND THE STOCKHOLDER	16
Section 6.01 Accuracy of Representations and Performance of Covenants	16
Section 6.02 Officer’s Certificate	16
Section 6.03 Good Standing	17
Section 6.04 No Governmental Prohibition	17
Section 6.05 Consents	17
Section 6.06 Legal Opinion	17
Section 6.07 Other Items	17
Section 6.08 Sale of Bajio	17

ARTICLE VII MISCELLANEOUS	17
Section 7.01 Brokers	17
Section 7.02 Governing Law; Jurisdiction; Venue	17
Section 7.03 Notices	18
Section 7.04 Attorney’s Fees	18
Section 7.05 Confidentiality	19
Section 7.06 Public Announcements and Filings	19
Section 7.07 Recitals	19
Section 7.08 Third-Party Beneficiaries	19
Section 7.09 Expenses	19
Section 7.10 Survival; Termination	19
Section 7.11 Counterparts	20
Section 7.12 Amendment or Waiver	20
Section 7.13 Best Efforts	20
Section 7.14 Entire Agreement	20
Section 7.15 No Representations Regarding Tax Treatment	20
Section 7.16 Severability	20
JOLLY SCHEDULES	1

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PAGE
WASATCH SCHEDULES	1
EXHIBIT A: SCHEDULE OF CANCELLED SHARES	EX A
EXHIBIT B: FORM OF INVESTMENT LETTER	EX B
EXHIBIT C: FORM OF LEGAL OPINION	EX C

iii

SHARE EXCHANGE AGREEMENT
     THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the 28th day of December, 2009 (the “Closing Date”), by and among WASATCH FOOD SERVICES, INC., a Nevada corporation (“Wasatch”), JOLLY PROMISE LIMITED, an investment holding company organized under the laws of the British Virgin Islands (“Jolly”), and WELLDONE PACIFIC LIMITED, a limited company organized under the laws of the British Virgin Islands (the “Stockholder”), upon the following premises:
RECITALS:
     WHEREAS, Wasatch is a U.S. publicly held corporation with limited operations;
     WHEREAS, the Stockholder owns one hundred percent (100%) of the issued and outstanding shares of capital stock of Jolly (the “Jolly Shares”);
     WHEREAS, Wasatch desires to acquire the Jolly Shares in exchange (the “Exchange”) for the issuance by Wasatch to the Stockholder of forty-two million (42,000,000) newly-issued shares of Wasatch’s common stock, par value $0.001 per share (“Wasatch Common Stock”); and
     WHEREAS, the parties hereto intend for this transaction to constitute a tax-free “reorganization” pursuant to the provisions of Section
368(a)(l)(B) of the Internal Revenue Code of 1986, as amended.
AGREEMENT:
     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:
ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF JOLLY
     As an inducement to, and to obtain the reliance of Wasatch, except as set forth in those schedules prepared by Jolly which are attached and made a part hereto (the “Jolly Schedules”), Jolly hereby represents and warrants as of the date hereof as follows:
               Section 1.01 Organization. (a) Jolly is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all countries and jurisdictions in all material respects as it is now being conducted. Included in Item 1.01 of the Jolly Schedules are complete and correct copies of Jolly’s Certificate of Incorporation as in effect on the date hereof (or their equivalent) (the “Jolly Charter”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Jolly Charter. Jolly has taken all actions required by law, from its Jolly Charter, or otherwise to authorize the execution and delivery of this Agreement. Jolly has full power, authority, and legal right and has taken all action required by law, the Jolly Charter, and otherwise to consummate the transactions herein contemplated.
          (b) Jolly and the Stockholder represent that the Stockholder is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Stockholder’s Certificate of Incorporation and other similar charter documents (the “Stockholder Charter”). The Stockholder has taken all actions required by law, from the Stockholder Charter, or otherwise to authorize the execution and delivery of this Agreement. The Stockholder has full power, authority, and legal right and has taken all action required by law, the Stockholder Charter, and otherwise to consummate the transactions herein contemplated.
               Section 1.02 Capitalization. The authorized capitalization of Jolly consists of Fifty Thousand (50,000) shares of stock, no par value per share (“Jolly Capital Stock”). There is currently one (1) share of Jolly Capital Stock issued and outstanding. The Stockholder owns one hundred percent (100%) of the issued and outstanding Jolly Capital Stock. The Stockholder owns the share of Jolly Capital Stock free and clear of any liens and encumbrances of any type or nature and such share is legally issued, fully paid and non-assessable and not issued in violation of the preemptive or other rights of any person.
               Section 1.03 Subsidiaries. (a) Hong Kong Sindhi Fuel Injection Company Limited (“HKSind”) is a wholly owned subsidiary of Jolly; (b) HKSind is the sole shareholder of Weifang Huajie Fuel Injection Company Limited (“Huajie”); (c) Weifang Xinde Fuel Injection System Company Limited (“Weifang”) is a wholly owned subsidiary of Huajie; and (d) Weifang Hengyuan Oil Pump & Oil Fitting Co., Ltd. (“Hengyuan”), Weifang Jinma Disel Engine Co., Ltd. (“Jinma”) and Weifang Huaxin Diesel Engine Co., Ltd. (“Huaxin”) are wholly owned subsidiaries of Weifang. HKSind, Huajie, Weifang, Hengyuan, Jinma and Huaxin are collectively referred to herein as the “Subsidiaries”. Jolly’s principal business activities, conducted primarily by Hengyuan, Jinma and Huaxin, focus on the design, development and manufacturing of fuel injection pumps and diesel fuel injection systems, as well as the manufacture and sale of multi-cylinder diesel engine and small generating units. Beyond the entities described above, Jolly does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term “Jolly” also includes the Subsidiaries.
               Section 1.04 Financial Statements.
     (a) Included in Item 1.04(a) of the Jolly Schedules are Jolly’s audited consolidated and combined balance sheets as of June 30, 2009 and 2008, and the related consolidated and combined statements of income and comprehensive income, changes in shareholders’ equity and cash flows as of June 30, 2009 and 2008, together with the notes to such statements (the “Jolly Audited Financial Statements”) and the opinion of K.P. Cheng & Co., the independent certified public accountants of Jolly (“K.P. Cheng”).

     (b) Included in Item 1.04(b) of the Jolly Schedules are: unaudited condensed combined balances sheets of Jolly as of September 30, 2009 and June 30, 2009, and the related unaudited condensed combined statements of income and comprehensive income for the three months ended September 30, 2009 and 2008, the unaudited condensed combined statements of cash flows for the three months ended September 30, 2009 and 2008, and notes to such statements (together with the Jolly Audited Financial Statements, the “Jolly Financial Statements”); all such financial statements have been reviewed by Jolly’s management.
     (c) All such Jolly Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) consistently applied throughout the periods involved. Jolly’s balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Jolly. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Jolly had no other liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of Jolly in accordance with GAAP. Jolly’s statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.
     (d) Jolly has no liabilities with respect to the payment of any federal, state, county, local or other domestic or foreign taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable (if any).
     (e) All of Jolly’s assets are reflected in the Jolly Financial Statements, and, except as set forth in the Jolly Financial Statements or the notes thereto, Jolly has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.
               Section 1.05 Options or Warrants. Except as set forth in the Jolly Financial Statements, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued shares of Jolly Capital Stock.
               Section 1.06 Absence of Certain Changes or Events. Except as set forth in the Jolly Financial Statements, since September 30, 2009:
     (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Jolly;
     (b) Jolly has not (i) amended the Jolly Charter; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and (a)

     (c) Jolly has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.
               Section 1.07 Litigation and Proceedings. Except as set forth in the Jolly Financial Statements, there are no material actions, suits, proceedings, or investigations pending or, to the knowledge of Jolly after reasonable investigation, threatened by or against Jolly or affecting Jolly or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Jolly does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.
               Section 1.08 Contracts. All contracts, agreements, franchises, license agreements, and other commitments to which Jolly is a party or by which its properties are bound and which are material to the operations of Jolly taken as a whole are valid and enforceable by Jolly in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.
               Section 1.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Jolly is a party or to which any of its assets, properties or operations are subject.
               Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, Jolly has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Jolly or except to the extent that noncompliance would not result in the occurrence of any material liability for Jolly.
               Section 1.11 Consents. Except for any filings required by applicable federal and state securities laws, no permit, consent, authorization or approval of, or filing or registration with, any governmental authority in any country or jurisdiction is necessary in connection with the execution, delivery and performance by Jolly and the Stockholder of this Agreement or the consummation of the transactions contemplated hereby or for the lawful continued operation by Wasatch following the closing of Jolly and the Subsidiaries.

               Section 1.12 Approval of Agreement. The board of directors of Jolly has unanimously authorized the execution and delivery of this Agreement by Jolly and has approved this Agreement and the transactions contemplated hereby. The Stockholder has approved the Exchange and the transactions contemplated hereby. Together such actions constitute all approvals required to be obtained by Jolly and the Stockholder under the laws of their respective jurisdictions of incorporation in order to enter into this Agreement and consummate the transactions contemplated hereby.
               Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by Jolly and the Stockholder in connection herewith constitute the valid and binding obligations of Jolly and the Stockholder, respectively, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.
               Section 1.14 Information. The information concerning Jolly set forth in this Agreement and in the Jolly Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.
ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WASATCH
     As an inducement to, and to obtain the reliance of Jolly and the Stockholder, except as set forth in those schedules prepared by Wasatch which are attached and made a part hereto (the “Wasatch Schedules”), Wasatch represents and warrants, as of the Closing Date, as follows:
               Section 2.01 Organization. Wasatch is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all jurisdictions in all material respects as it is now being conducted. Set forth in Item 2.01 of the Wasatch Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of Wasatch as in effect on the Closing Date (together, the “Wasatch Charter”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Wasatch Charter. Wasatch has taken all action required by law, the Wasatch Charter or otherwise to authorize the execution and delivery of this Agreement, and Wasatch has full power, authority, and legal right and has taken all action required by law, the Wasatch Charter or otherwise to consummate the transactions herein contemplated.
               Section 2.02 Capitalization. Wasatch’s authorized capitalization consists of (a) one hundred fifty million (150,000,000) shares of Wasatch Common Stock, of which thirty-one million thirty-eight thousand six hundred ninety-two (31,038,692) shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange and (b) ten million (10,000,000) shares of preferred stock (“Preferred Stock”), none of which were issued or outstanding immediately preceding the consummation of the Exchange. All issued and outstanding shares of Wasatch Common Stock are duly authorized, legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.
               Section 2.03 Subsidiaries and Predecessor Corporations. With the exception of Bajio (as defined in Section 6.08 herein), Wasatch does not have any predecessors or subsidiaries and does not own, beneficially or of record, any shares of any other corporation.
               Section 2.04 Financial Statements.
     (a) Set forth in Item 2.04(a) of the Wasatch Schedules are (i) the audited consolidated balance sheets of Wasatch as of December 31,2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2008 and 2007, together with the notes to such statements and the opinion of HJ & Associates, LLC (“HJ”), independent certified public accountants of Wasatch with respect thereto.
     (b) Set forth in Item 2.04(b) of the Wasatch Schedules are: The condensed consolidated financial statements of Wasatch as of September 30, 2009 and for the three and nine months ended September 30, 2009 and 2008, together with the notes to such statements, and all such financial statements have been reviewed by the management of Wasatch.
     (c) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. Wasatch’s balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Wasatch. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Wasatch had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of Wasatch, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.
     (d) Wasatch has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.
     (e) Wasatch has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from its inception to the date hereof. Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.
     (f) All of Wasatch’s assets are reflected in its financial statements, and, except as set forth in Item 2.04(f) of the Wasatch Schedules or the financial statements of Wasatch or the notes thereto, Wasatch had no liabilities as of the Closing Date.

               Section 2.05 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Wasatch.
               Section 2.06 Absence of Certain Changes or Events. Since September 30, 2009:
     (a) There has not been any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Wasatch except that Bajio has continued to incur losses from operations;
     (b) Wasatch has not (i) amended the Wasatch Charter; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein except as set forth on Item 2.06(b)(iv) of the Wasatch Schedules attached hereto; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and
     (c) Wasatch has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement or except in connection with the sale of Bajio as described in Section 4.09 herein.
               Section 2.07 Litigation and Proceedings There are no actions, suits, proceedings or investigations pending or threatened by or against Wasatch or affecting Wasatch or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Wasatch has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.
               Section 2.08 Contracts. Except as set forth in Item 2.08 of the Wasatch Schedules:
     (a) Wasatch is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

     (b) Wasatch is not a party to or bound by, and the properties of Wasatch are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and
     (c) Wasatch is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Wasatch.
               Section 2.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Wasatch is a party or to which any of its assets, properties or operations are subject.
               Section 2.10 Compliance With Laws and Regulations. Wasatch has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.
               Section 2.11 Consents. Except for any filings required by applicable federal and state securities laws, no permit, consent, authorization or approval of, or filing or registration with, any governmental authority in any country or jurisdiction is necessary in connection with the execution, delivery and performance by Wasatch of this Agreement or the consummation of the transactions contemplated hereby or for the lawful continued operation by Wasatch following the closing of Jolly and the Subsidiaries.
               Section 2.12 Approval of Agreement. The Sole Director of Wasatch has authorized the execution and delivery of this Agreement by Wasatch and has approved this Agreement and the transactions contemplated hereby. Such actions constitute all approvals required to be obtained by Wasatch under the laws of Nevada in order to enter into this Agreement and consummate the transactions contemplated hereby.
               Section 2.13 Material Transactions or Affiliations. Except as set forth in Item 2.12 of the Wasatch Schedules, there exists no contract, agreement or arrangement between Wasatch and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Wasatch to own beneficially, five percent (5%) or more of the issued and outstanding common stock of Wasatch and which is to be performed in whole or in part after the date hereof or was entered into not more than three (3) years prior to the Closing Date. Neither any officer, director, nor five percent (5%) stockholder of Wasatch has, or has had since inception of Wasatch, any known interest, direct or indirect, in any such transaction with Wasatch which was material to the business of Wasatch. Wasatch has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

               Section 2.14 Bank Accounts; Power of Attorney. Set forth in Item 2.14 of the Wasatch Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Wasatch within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Wasatch, (b) all safe deposit boxes and other similar custodial arrangements maintained by Wasatch within the past twelve (12) months, (c) the check ledger for the last twelve (12) months and (d) the names of all persons holding powers of attorney from Wasatch or who are otherwise authorized to act on behalf of Wasatch with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.
               Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by Wasatch in connection herewith constitute the valid and binding obligation of Wasatch, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.
               Section 2.16 Filings. Wasatch has timely filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (“Exchange Act”).
               Section 2.17 Securities Exchanges. The Wasatch Common Stock is currently quoted on the OTC Bulletin Board and is not traded on any securities exchanges.
               Section 2.18 Correspondence with SEC. Except as set forth in Item 2.18 of the Wasatch Schedules. Wasatch has had no correspondence with the U.S. Securities & Exchange Commission (the “SEC”) relating to Wasatch’s filings with the SEC.
               Section 2.19 Sarbanes-Oxley Certifications. Wasatch has made all certifications to the SEC required to date under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.
               Section 2.20 No Material Misstatements or Omissions. No filing made with the SEC at the time such filing was made (collectively, the “SEC Filings”), none of the materials provided to Jolly and the Stockholder in connection with this Agreement and the transactions contemplated hereby and none of the representations and warranties made in this Agreement or any of the other transaction document in connection with this Agreement include any untrue statements of material fact, nor do SEC Filings at the time of such filings or the representations and warranties made in this Agreement or in any other transaction document prepared and delivered in connection with this Agreement omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.
               Section 2.21 Comment Letters. There are no outstanding comment letters from the SEC and there are no outstanding correspondences, inquiries or investigations involving the SEC’s Division of Enforcement.
               Section 2.22 Information. The information concerning Wasatch set forth in this Agreement and the Wasatch Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.
ARTICLE III
PLAN OF EXCHANGE
               Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Stockholder, by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Jolly Shares, constituting all of the shares of Jolly Capital Stock, including voting power, of Jolly. In exchange for the transfer of the Jolly Shares by the Stockholder, Wasatch shall issue to the Stockholder share certificates representing an aggregate amount of forty-two million (42,000,000) shares of Wasatch Common Stock (the “Common Shares”). As a result of the Exchange as contemplated herein and after giving effect to the cancellation of the shares set forth in Section 4.04 herein below, the Stockholder will beneficially own seventy percent (70%) of the voting capital stock of Wasatch on the Closing Date. On the Closing Date, the Stockholder shall surrender its certificate or certificates representing the Jolly Shares to Wasatch, Wasatch’s counsel or Wasatch’s registrar or transfer agent. Upon consummation of the transaction contemplated herein, all of the shares of Jolly Capital Stock shall be held by Wasatch. Upon consummation of the transaction contemplated herein (including, but not limited to, the cancellation of the shares set forth in Section 4.04 herein below), there shall be sixty million (60,000,000) shares of Wasatch Common Stock issued and outstanding.
               Section 3.02 Closing Events. On the Closing Date, Wasatch, Jolly and the Stockholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.
               Section 3.03 Termination. This Agreement may be terminated by the board of directors of Jolly only in the event that Wasatch or Jolly fail to meet the conditions precedent set forth in Articles V and VI herein. If this Agreement is terminated pursuant this Section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as set forth herein below.
ARTICLE IV
SPECIAL COVENANTS
               Section 4.01 Access to Properties and Records. Wasatch and Jolly will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Wasatch or Jolly, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Wasatch or Jolly, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.
               Section 4.02 Delivery of Books and Records. On or prior to the Closing Date, Jolly shall deliver to Wasatch the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Jolly now in the possession of Jolly or its representatives. On or prior to the Closing Date, Wasatch shall deliver to Jolly the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Wasatch now in the possession of Wasatch or its representatives.
               Section 4.03 Third Party Consents and Certificates. Wasatch and Jolly hereby agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.
               Section 4.04 Cancellation of Shares Held By Principal Stockholders. Concurrent and simultaneous with the consummation of this Agreement on the Closing Date, Ben Peay and Megan Overton, Wasatch’s principal stockholders (the “Principal Stockholders”), shall collectively cancel 13,038,692 shares of Wasatch Common Stock. Ms. Overton shall cancel 9,000,000 of such shares. Mr. Peay shall cancel 4,038,692 of such shares.
               Section 4.05 Designation of Directors and Officers. On the Closing Date, (a) Mr. Dianjun Liu shall be appointed to serve as a director of Wasatch, effective immediately, (b) Ben Peay and Megan Overton shall resign from each of their officer positions of Wasatch, effective immediately, (c) Mr. Dianjun Liu shall be appointed to serve as President and Chief Executive Officer of Wasatch, effective immediately, (d) Mr. Chenglin Wang shall be appointed to serve as Chief Financial Officer of Wasatch, effective immediately, (e) Ms. Miusi Yang shall be appointed to serve as Corporate Secretary of Wasatch, effective immediately, (f) Mr. Chenglin Wang shall be appointed to serve as Treasurer of Wasatch, effective immediately, (g) Mr. Zengshang Li shall be appointed to serve as a Vice-President of Wasatch, effective immediately and (h) Mr. Xin Jin shall be appointed to serve as a Vice-President of Wasatch, effective immediately. After compliance by Wasatch with Rule 14F-1 promulgated under the Exchange Act, Ben Peay’s resignation as a director shall become effective and the appointment of Zengshan Li, Xin Jin, Chenglin Wang, Cong Weisheng, Zhai Beiping, Liu Jie, Wu Wenxi and Yun Hon Man as directors shall become effective, with Mr. Dianjun Liu serving as Chairman of the Board.
               Section 4.06 Indemnification.
     (a) Jolly hereby agrees to indemnify Wasatch and each of the officers, agents and directors of Wasatch as of the Closing Date against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.
     (b) The Principal Stockholders hereby agree to indemnify Wasatch, Jolly, the Subsidiaries and the Stockholder and each of their respective officers, agents, and directors as of the Closing Date against any Loss to which it or they may become subject (i) arising out of or based on any inaccuracy appearing in or misrepresentation made under this Agreement, (ii) arising under the terms of the Bajio Agreement (as defined in Section 6.08 below) or (iii) arising out of the business operations of Bajio up to the closing date of the Bajio Agreement. In addition, if for any reason the transactions contemplated by the Bajio Agreement are not consummated in accordance with the terms thereof, the Principal Stockholders shall negotiate and complete the sale of Bajio on terms no less favorable to Wasatch, Jolly and the Subsidiaries than those contained in the Bajio Agreement and shall indemnify Wasatch, Jolly and the Subsidiaries and hold them harmless for any Loss (including, without limitation, the costs and expenses of negotiating, executing and closing any new agreements) they may incur as a result of such failure to consummate the Bajio Agreement or as a result of the sale of Bajio on terms less favorable to Wasatch, Jolly and the Subsidiaries than those contained in the Bajio Agreement. The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date with respect to (i) above, and for two (2) years following the closing of the Bajio Agreement with respect to (ii) and (iii) above.
                    Section 4.07 The Acquisition of Common Shares. Wasatch and Jolly hereby acknowledge and agree that the consummation of this Agreement, including the issuance of the Common Shares in exchange for the Jolly Capital Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Act”) and applicable state statutes. Wasatch and Jolly agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.
     (a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, the Stockholder represents and warrants to Wasatch as follows:
     (i) The Stockholder acknowledges that the Common Shares to be acquired by the Stockholder pursuant to this Agreement has not been registered under the Act or any U.S. state securities laws and is being issued to the Stockholder in reliance upon an exemption from the registration requirements of the Act provided by Regulation S promulgated thereunder (“Regulation S”) for offers of securities in offshore transactions to persons who are not U.S. Persons (as defined below). The Common Shares may not be resold by the Stockholder directly or indirectly in the United States or to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirement of the Act and in each case only in accordance with applicable state securities laws. In addition, hedging transaction involving the securities may not be conducted unless in accordance with the Act.
     (ii) The Stockholder is not a U.S. Person as defined by Regulation S and is not acquiring the Common Shares for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S to be any person who is:
     (aa) any natural person resident in the United States;
     (bb) any partnership or corporation organized or incorporated under the laws of the United States;
     (cc) any estate of which any executor or administrator is a U. S. person;
     (dd) any trust of which any trustee is a U. S. person;
     (ee) any agency or branch of a foreign entity located in the United States;
     (ff) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
     (gg) any partnership or corporation if: organized or incorporated under the laws of any foreign jurisdiction; and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited Subscribers, as defined in Section 230.501 (a) of the Securities Act, who are not natural persons, estates or trusts.
     (iii) The Stockholder was not in the United States at the time the offer to purchase the Common Shares was received.
     (iv) The Stockholder acknowledges that the Common Shares constitute “restricted securities” within the meaning of the Securities Act and will be issued to the Stockholder in accordance with Regulation S.
     (v) The Stockholder agrees not to engage in hedging transactions with regard to the Common Shares unless in compliance with the Securities Act.
     (vi) The Stockholder and Wasatch agree that Wasatch will refuse to register any transfer of the Common Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.
     (vii) The Stockholder agrees to resell the Common Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act and applicable U.S. state securities laws.
     (viii) The Stockholder acknowledges and agrees that all certificates representing the Common Shares will be endorsed with the following legend in accordance with Regulation S:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
     (b) The purchase of the Common Shares by the Stockholder complies with all securities laws and other applicable laws of the jurisdiction in which the Stockholder is resident. The Stockholder will deliver to Wasatch all other documentation, agreements, representations and requisite government forms required to comply with all securities laws and other applicable laws of the jurisdiction of the Stockholder.
     (c) In connection with the transactions contemplated by this Agreement, Wasatch and Jolly shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the jurisdiction where the Stockholder is domiciled or is otherwise required to file such notices, applications, reports or other instruments unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.
     (d) In order to more fully document reliance on the exemptions as provided herein, Jolly, the Stockholder and Wasatch shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as Jolly, the Stockholder or Wasatch and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.
     (e) The Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that a legal opinion will be provided to the effect that the transactions contemplated hereby are exempt from registration pursuant to Regulation S.
                    Section 4.08 Post-Closing Filings. Wasatch shall timely prepare and file with the SEC a current report on Form 8-K reporting the transactions consummated pursuant to this Agreement and providing the business and financial information, financial statements and exhibits required thereby. Wasatch shall also timely prepare and file any notices or other filings required in order to claim exemptions from the registration requirements of state, federal and foreign law for the Wasatch shares issued to the Stockholder hereunder.
                    Section 4.09 Sale of Bajio. Wasatch shall enter into a binding agreement (the “Bajio Agreement”) with respect to the sale of all the issued and outstanding shares of common stock of Bajio to a third-party purchaser, the form and substance of which shall be acceptable to Jolly. Consummation of such transaction shall be subject to, among other things, the condition that the transactions contemplated by this Agreement have been consummated. The Bajio Agreement shall provide that the third-party shall look solely to the Principal Stockholders for losses, claims and damages arising under the Bajio Agreement and the operations of Bajio up to the date of the closing of the Bajio Agreement and that neither Wasatch and nor Stockholder shall have any liability with respect thereto. Following the consummation of the transactions contemplated by the Bajio Agreement, Wasatch shall have no liabilities, contingent or otherwise, with respect to the ownership and/or operation of Bajio.
ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF WASATCH
     The obligations of Wasatch under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:
                    Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Jolly and the Stockholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Jolly shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Jolly prior to or on the Closing Date. Wasatch shall be furnished with a certificate, signed by a duly authorized executive officer of Jolly and dated the Closing Date, to the foregoing effect.
                    Section 5.02 Officer’s Certificate. Wasatch shall have been furnished with certificates dated the Closing Date and signed by a duly authorized officer of Jolly to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Jolly threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Jolly Schedules, by or against Jolly, which might result in any material adverse change in any of the assets, properties, business, or operations of Jolly.
                    Section 5.03 Good Standing. Wasatch shall have received certificates of good standing, (or their equivalent) dated as of a date within ten (10) business days prior to the Closing Date certifying that Jolly is in good standing as a limited company in the British Virgin Islands and confirming that the Stockholder is in good standing as a limited company in the British Virgin Islands.
                    Section 5.04 Approval by Stockholder. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holder of one hundred percent (100%) of the outstanding Jolly Capital Stock, including voting power, of Jolly.

                    Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.
                    Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Jolly after the Closing Date on the basis as presently operated shall have been obtained.
                    Section 5.07 Other Items.
     (a) Wasatch shall have received a list containing the names, addresses, and number of shares held by each holder of Jolly Capital Stock as of the Closing Date, certified by an executive officer of Jolly as being true, complete and accurate; and
     (b) Wasatch shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Wasatch may reasonably request.
                    Section 5.08 Bajio Agreement. Wasatch shall have entered into the Bajio Agreement, as described and set forth in Section 4.09 herein.
ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF JOLLY
AND THE STOCKHOLDER
     The obligations of Jolly and the Stockholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:
                    Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Wasatch in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Wasatch shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Wasatch. Prior to or on the Closing Date, Wasatch shall furnish to Jolly a certificate signed by a duly authorized officer of Wasatch and dated the Closing Date, to the foregoing effect.
                    Section 6.02 Officer’s Certificate. Jolly shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Wasatch, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Wasatch threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Wasatch Schedules, by or against Wasatch, which might result in any material adverse change in any of the assets, properties or operations of Wasatch.

          Section 6.03 Good Standing. Jolly shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten (10) business days prior to the Closing Date, certifying that Wasatch is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.
          Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.
          Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Wasatch after the Closing Date on the basis as presently operated shall have been obtained.
          Section 6.06 Legal Opinion. Jolly shall have been furnished with a legal opinion from Wasatch’s counsel in the form of Exhibit C hereto.
          Section 6.07 Other Items. Jolly shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Jolly may reasonably request.
          Section 6.08 Bajio Agreement. Wasatch shall have entered into the Bajio Agreement, as described and set forth in Section 4.09 herein.
ARTICLE VII
MISCELLANEOUS
          Section 7.01 Brokers. Wasatch and Jolly agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Wasatch and Jolly each agree to indemnify the other against any claim by any third-person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.
          Section 7.02 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of State law, with the laws of the State of Nevada. Venue for all matters shall be in Miami-Dade County, Florida, without giving effect to principles of conflicts of law thereunder. Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in Miami-Dade County, Florida. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights , such party may now or hereafter have to object to such jurisdiction.

          Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Jolly, to:	Jolly Promise Limited
Room 42, 4/F, New Henry House
10 Ice House Street
Central, Hong Kong
Telephone: 852-2530 0222
Facsimile: 852-2845 0504

With copies to:	K&L Gates LLP
Wachovia Financial Center
200 South Biscayne Blvd., Suite 3900
Miami, FL 33131
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

If to Stockholder, to:	Welldone Pacific Limited
Room 42, 4/F, New Henry House
10 Ice House Street
Central, Hong Kong
Telephone: 852-2530 0222
Facsimile: 852-2845 0504

If to Wasatch, to:	Wasatch Food Services, Inc.
1492 Entertainment Avenue
Boise, Idaho 83709
Telephone: (208) 377-3200

With copies to:	Mark N. Schneider
A Professional Corporation
4764 South 900 East, Suite 3-C
Salt Lake City, Utah 84117
Telephone: (801) 263-3576
Facsimile: (801) 685-0949
or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.
          Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.
          Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.
          Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.
          Section 7.07 Recitals. The recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.
          Section 7.08 Third-Party Beneficiaries. This Agreement is strictly between Wasatch, the Stockholder and Jolly, and, except as specifically provided herein, including, without limitation, those persons indemnified pursuant to Section 4.06 herein, no director, officer, stockholder (other than the Stockholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.
          Section 7.09 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of Wasatch, the Stockholder and Jolly will bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby. Furthermore, upon the consummation of the Exchange, Jolly will not be responsible for the legal, accounting and other professional fees incurred by Wasatch prior to the Closing Date, including, without limitation, the $1,118.50 in accounts payable for legal fees referenced in Item 2.04(f) of the Wasatch Schedules.
          Section 7.10 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

          Section 7.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.
          Section 7.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.
          Section 7.13 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.
          Section 7.14 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.
          Section 7.15 No Representations Regarding Tax Treatment. Notwithstanding anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the tax treatment of the transactions contemplated by this Agreement. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own taxes with respect to the transactions contemplated by this Agreement, including without limitation, any adverse tax consequences that may result if the transactions contemplated by this Agreement are not treated for tax purposes in the manner contemplated by the parties.
          Section 7.16 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.
[Signatures appear on the following page]

20

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

WASATCH FOOD SERVICES, INC.

By:	/s/ Ben Peay
Name:	Ben Peay
Title:	President

JOLLY PROMISE LIMITED

By:	/s/ SIU Choi Fat

Name:	CLD NOMINEE LIMITED (Signed by SIU Choi Fat)

Title:	Sole Director

WELLDONE PACIFIC LIMITED

By:	/s/ SIU Choi Fat

Name:	CLD NOMINEE LIMITED (Signed by SIU Choi Fat)

Title:	Sole Director

     The undersigned Principal Stockholders of Wasatch hereby represent and affirm,.subject to Section 7.10 above, that they have each read each of the representations and warranties of Wasatch set out in Article II hereof and that, to the best of their knowledge, all of such representations and warranties are true and correct. The undersigned further agree to indemnify Wasatch, Jolly and the Subsidiaries and each of their respective officers, agents, and directors as of the Closing Date in the manner set forth in Section 4.06(b) above.

/s/ Megan Overton
Megan Overton

/s/ Ben Peay

Ben Peay